Exhibit 4.4

FREEPORT-MCMORAN INC.,

Company

AND

U.S. BANK NATIONAL ASSOCIATION

Trustee

INDENTURE

Dated as of

Subordinated Debt Securities

CROSS-REFERENCE TABLE*

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
310(a)	7.09
310(b)	7.08
7.10
311(a)	7.13
311(b)	7.13
312(a)	5.01
5.02(a)
312(b)	5.02(c)
312(c)	5.02(c)
313(a)	5.04(a)
313(b)	5.04(b)
313(c)	5.04(a)
5.04(b)
313(d)	5.04(c)
314(a)	5.03
314(b)	Inapplicable
314(c)	13.06
314(d)	Inapplicable
314(e)	13.06
314(f)	Inapplicable
315(a)	7.01(a)
7.02
315(b)	6.01
315(c)	7.01
315(d)	7.01(b)
315(e)	6.07
316(a)	6.06
8.04
316(b)	6.04
316(c)	8.01
317(a)	6.02
317(b)	4.03
318(a)	13.08

*	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

2

i

Section 13.09	Payments on Business Days	52

Section 13.10	Conflict with Trust Indenture Act	52

Section 13.11	Counterparts	52

Section 13.12	Separability	53

Section 13.13	Assignment	53

Section 13.14	Waiver of Jury Trial	53

Section 13.15	Force Majeure	53

ARTICLE 14
SUBORDINATION OF SECURITIES

Section 14.01	Subordination Terms	53

v

INDENTURE, dated as of                , between Freeport-McMoRan Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured subordinated debt securities (hereinafter referred to as the “Securities”), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all acts and requirements necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Securityholders:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions of Terms.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. The term “or” as used herein is not exclusive. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference in the Trust Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture.

“Attributable Debt” means the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Authenticating Agent” means an authenticating agent with respect to all or any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.10.

“Authorized Newspaper” means a newspaper in the English language or in an official language of the country of publication, customarily printed on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. If, because of temporary suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or impracticable to make any publication of any notice required by this Indenture in the manner herein provided, such publication or other notice in lieu thereof which is made at the written direction of the Company by the Trustee shall constitute a sufficient publication of such notice.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal or State law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any series of Securities, any day other than a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or place of payment are authorized or obligated by law, executive order or regulation to close.

“Commission” means the United States Securities and Exchange Commission and any successor thereto.

“Company” means Freeport-McMoRan Inc., a corporation duly organized and existing under the laws of the State of Delaware, and, subject to the provisions of Article 10, shall also include its successors and assigns.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with U.S. generally accepted accounting principles.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business with respect to this Indenture shall be administered, which office at the date hereof is located at Houston Greenway Plz, 8 Greenway Plz Ste 1100 | EX-TX-CGW1, Houston, TX 77046-0892, Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Securityholders and the Company, or the office of any successor Trustee designated from time to time by notice to the Securityholders and the Company.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Debt” means indebtedness for money borrowed that in accordance with applicable generally accepted accounting principles would be reflected on the balance sheet of the obligor as a liability as of the date on which Debt is to be determined.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” has the meaning assigned to such term in Section 2.03.

“Depositary” means, with respect to Securities of any series, for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.01 or Section 2.11.

“Domestic Subsidiary” means a Subsidiary that owns or leases any Principal Property except a Subsidiary (a) that transacts any substantial portion of its business and regularly maintains any substantial portion of its fixed assets outside of the U.S. or (b) that is engaged primarily in financing the operation of the Company or its Subsidiaries, or both, outside the U.S.

“Event of Default” means, with respect to Securities of a particular series, any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means Debt that matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

“Global Security” means, with respect to any series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from any amount payable to the holder of such depositary receipt, or from any amount received by the custodian in respect of the Governmental Obligation, or from any specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Interest Payment Date,” when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in an Officers’ Certificate pursuant to a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Lien” means any mortgage, pledge, lien or other encumbrance.

“Officers’ Certificate” means a certificate, signed by any two of the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer and any Assistant Treasurer of the Company, provided that at least one such officer is the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion in writing of legal counsel, who may be an employee of or counsel for the Company and who shall be reasonably acceptable to the Trustee, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Outstanding,” when used with reference to Securities of any series, means, subject to the provisions of Section 8.04, as of any particular time, all Securities of that series theretofore authenticated and delivered by the Trustee under this Indenture, except: (a) Securities theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Securities or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided, however, that if such Securities or portions of such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as specified in Article 3 or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or securities which shall have been paid, pursuant to the terms of Section 2.07.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Principal Property” means a single oil, gas, metal or other mineral property (other than inventory or receivables), building, structure, concentrator, smelter, refinery, facility or plant, together with the land upon which it stands and the fixtures that are a part of it, owned or leased by the Company or any Domestic Subsidiary which has a net book value in excess of 2.5% of Consolidated Net Tangible Assets other than any oil, gas, metal or other mineral property, building, structure, concentrator, smelter, refinery, facility or plant which, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries as an entirety.

“Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company as of the issue date of the Securities of a series.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee, who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” means the debt securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder,” “holder of Securities,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Security Register” has the meaning assigned to such term in Section 2.05(b).

“Security Registrar” has the meaning assigned to such term in Section 2.05(b).

“Senior Debt” means all Debt, except for Debt which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the Securities, provided that Senior Debt does not include (a) any obligation to the Company or any Subsidiary or (b) trade payables.

“Subsidiary” means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with the Company’s in accordance with U.S. generally accepted accounting principles and (b) of which, in the case of a corporation, more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests is, at the time, directly or indirectly owned or controlled by the Company or by one or more of the Subsidiaries or by the Company and one or more of the Subsidiaries.

“Trustee” means U.S. Bank National Association, and, subject to the provisions of Article 7, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person. The term “Trustee” as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect at the date of execution of this instrument, except as provided in Section 9.06.

“UCC” means the Uniform Commercial Code, as in effect in each applicable jurisdiction.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE 2

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01 Designation and Terms of Securities.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution or pursuant to one or more indentures supplemental hereto. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto:

(a) the title of the Security of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series);

(c) the date or dates, or the manner of determination of such dates, on which the principal of the Securities of the series is payable;

(d) the rate or rates at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

(e) the date or dates, or the manner of determination of such dates, from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of Securityholders to whom interest is payable on any such Interest Payment Dates;

(f) the right, if any, to extend the interest payment periods and the duration of such extension;

(g) the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(h) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i) the form of the Securities of the series including the form of the certificate of authentication for such series;

(j) if other than minimum denominations of two thousand U.S. dollars ($2,000) and integral multiples of one thousand U.S. dollars ($1,000) in excess thereof, the denominations in which the Securities of the series shall be issuable;

(k) whether the Securities are issuable as a Global Security and, in such case, the identity of the Depositary for such series;

(l) whether the Securities will be convertible into shares of common stock or other securities of the Company and, if so, the terms and conditions upon which such Securities will be so convertible, including the conversion price and the conversion period;

(m) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

(n) any additional or different Events of Default or restrictive covenants provided for with respect to the Securities of the series;

(o) any provisions granting special rights to Securityholders when a specified event occurs;

(p) any special tax implications of the Securities of the series, including provisions for an original issue discount, if offered;

(q) any and all other terms with respect to such series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the terms of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that series; and

(r) the subordination terms of the Securities of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indentures supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

The Company may from time to time, without notice to or the consent of the Securityholders, create and issue additional Securities of any particular series ranking equally and ratably with such series of Securities (other than the issue price, the date of the issuance, the payment of interest accruing prior to the issue date of such additional Securities, the first payment of interest following the issue date of such additional Securities and, in some cases, the first payment of interest following the issue date of such additional Securities). Any such additional Securities shall be consolidated and form a single series with the Securities of such series initially issued, including for purposes of voting and redemptions; provided that if the additional Securities are not fungible with the Securities of such series initially issued for U.S. federal income tax purposes, such additional Securities shall have a separate CUSIP number.

Section 2.02 Form of Securities and Trustee’s Certificate.

The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided by or pursuant to a Board Resolution and set forth in an Officers’ Certificate, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

Section 2.03 Denominations; Provision for Payment.

The Securities shall be issuable as registered Securities without coupons and in the denominations of two thousand U.S. dollars ($2,000) and integral multiples of one thousand U.S. dollars ($1,000) in excess thereof, subject to Section 2.01(j). The Securities of a particular series shall bear interest payable on the dates and at the rate or rates specified with respect to that series. The principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose. Each Security shall be dated the date of its authentication. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.03.

Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of the same series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such registered holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (a) or clause (b) below:

(a) The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be transmitted by mail to each Securityholder (to the extent their respective names and addresses appear in the Security Register (as hereinafter defined)) or through the facilities of the Depositary, not less than 10 days prior to such special record date. Following such sending of notice of the proposed payment of such Defaulted Interest and the special record date, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Unless otherwise set forth in or pursuant to a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.01 hereof, the term “regular record date” as used in this Section with respect to a series of Securities with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the first day of a month, or the first day of the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fifteenth day of such month, whether or not such date is a Business Day.

Subject to the foregoing provisions of this Section, each Security of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Section 2.04 Execution and Authentications.

The Securities shall be executed on behalf of the Company by any two of its officers among the Chief Financial Officer, the Treasurer and an Assistant Treasurer and attested by its Secretary or one of its Assistant Secretaries. Signatures may be in the form of a manual, electronic or facsimile signature. The Company may use the facsimile signature of any Person who shall have been a Chief Financial Officer, Treasurer or Assistant Treasurer thereof, or of any Person who shall have been a Secretary or Assistant Secretary thereof, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be the Chief Financial Officer, Treasurer or Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company. The Securities may contain such notations, legends or endorsements as are required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder of such Security is entitled to the benefits of this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by its Chief Financial Officer, Treasurer or any Assistant Treasurer and its Secretary or any Assistant Secretary, and the Trustee in accordance with such written order shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to

Section 7.01) shall be fully protected in relying upon (a) an Officers’ Certificate or executed supplemental indenture setting forth the form and terms of the Securities as required pursuant to Section 2.01 and (b) an Opinion of Counsel stating that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will be valid and binding obligations of the Company entitled to the benefits of this Indenture, and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.05 Registration of Transfer and Exchange.

(a) Securities of any series may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose, for other Securities of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose a register or registers (herein referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as provided in this Section and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfers of Securities as herein provided shall be appointed as authorized by Board Resolution (the “Security Registrar”).

Upon surrender for transfer of any Security at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Security or Securities of the same series as the Security presented for a like aggregate principal amount.

All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered holder or by such registered holder’s duly authorized attorney in writing.

(c) No service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, Section 3.03(b) and Section 9.04 not involving any transfer.

(d) The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption of less than all the Outstanding Securities of the same series and ending at the close of business on the day of such delivery, nor (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption. The provisions of this Section 2.05 are, with respect to any Global Security, subject to Section 2.11 hereof.

Section 2.06 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay the Company will execute and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor (without charge to the holders thereof), at the office or agency of the Company designated for such purpose, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series. Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Securities.

In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08 Cancellation.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On written request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Securities held by the Trustee. In the absence of such request the Trustee may dispose of canceled Securities in accordance with its standard procedures. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.09 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto, any Authenticating Agent, any paying agent, any Security Registrar and their successors hereunder and the holders of the Securities (and, with respect to the provisions of Article 14, the holders of Senior Debt) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities (and, with respect to the provisions of Article 14, the holders of Senior Debt).

Section 2.10 Authenticating Agent.

So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon written request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility in accordance with the provisions of this Section 2.10 of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.11 Global Securities.

(a) If the Company shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

(b) Notwithstanding the provisions of Section 2.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

(c) If at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the

Exchange Act or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, if at any time an event has happened and is continuing, which, after notice or lapse of time, or both would become an Event of Default with respect to a series of the Securities, this Section 2.11 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Company will execute and, subject to Section 2.05, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

Section 2.12 CUSIP Numbers, ISIN Numbers, etc.

The Company in issuing the Securities may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or “Common Code” numbers in notices of redemption as a convenience to Securityholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN” or “Common Code” numbers.

ARTICLE 3

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 3.01 Redemption.

The Company may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01 hereof.

Section 3.02 Notice of Redemption.

(a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series in accordance with the right reserved so to do, the Company shall (with a copy provided to the Trustee), or shall cause the Trustee to, give notice of such redemption to holders of the Securities of such series to be redeemed by mailing, first class postage prepaid (or, when the Securities are in the form of Global Securities, sending electronically pursuant to the applicable procedures of the Depositary), a notice of such redemption not less than 30 days and not more than 90 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Security Register unless a shorter period is specified in the Securities to be redeemed. Any notice that is sent in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with any such restriction.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Securities of that series are to be redeemed, and shall state the place of payment of the redemption price of such Securities to be redeemed, upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after such date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Securities of a series are to be redeemed, the notice to the holders of Securities of that series to be redeemed in whole or in part shall specify the particular Securities to be so redeemed. In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

(b) If the Trustee is to provide notice to the holders of Securities in accordance with clause (a) above, the Company shall furnish to the Trustee, at least two Business Days before notice of redemption is required to be delivered to holders of Securities, an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the date of redemption, which will be selected by the Company in its discretion, subject to any limitations set forth herein, (iii) the principal amount of the Notes to be redeemed, and (iv) the redemption price. For a partial or full redemption, the Company shall give the Trustee at least 45 days’ notice (unless a shorter notice shall be satisfactory to the Trustee) in advance of the date fixed for redemption as to the aggregate principal amount of Securities of the series to be redeemed, and thereupon, in the case of a partial redemption, the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair and, in any case, in accordance with the applicable procedures of the Depositary and that may provide for the selection of a portion or portions (equal to two thousand U.S. dollars ($2,000) and integral multiples of one thousand U.S. dollars ($1,000) in excess thereof) of the principal amount of such Securities of a denomination larger than $2,000, the Securities to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Securities to be redeemed, in whole or in part.

The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its Chief Financial Officer, Treasurer or an Assistant Treasurer, instruct the Trustee or any paying agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail or pursuant to the applicable procedures of the Depositary that may be required under the provisions of this Section.

Section 3.03 Payment Upon Redemption.

(a) If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption; except that interest shall continue to accrue on any such Security or portion thereof with respect to which the Company defaults in the payment of such redemption price and accrued interest. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, said Securities shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.03).

(b) Upon presentation of any Security of such series that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Company, a new Security of the same series of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented.

(c) On or prior to 10:00 a.m. New York City time on any redemption date, the Company shall deposit with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 4.03(b)) an amount of money sufficient to pay the redemption price of, and accrued and unpaid interest on, all the Securities which are to be redeemed on that date.

Section 3.04 Sinking Fund.

The provisions of this Section 3.04, Section 3.05 and Section 3.06 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 3.05 Satisfaction of Sinking Fund Payments with Securities.

The Company (a) may deliver Outstanding Securities of a series (other than any Securities previously called for redemption) and (b) may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 3.06 Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.05 and the basis for such credit and will, together with such Officers’ Certificate, deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.02. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.

ARTICLE 4

CERTAIN COVENANTS

Section 4.01 Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Securities of that series at the time and place and in the manner provided herein and established with respect to such Securities.

Section 4.02 Maintenance of Office or Agency.

So long as any series of the Securities remain Outstanding, the Company agrees to maintain an office or agency where (a) Securities of that series may be presented for payment (a “paying agent”), (b) Securities of that series may be presented as hereinabove authorized for registration of transfer and exchange, and (c) notices and demands (other than service of process) to or upon the Company in respect of the Securities of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its Chief Financial Officer, Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands (other than service of process) may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

The Company may appoint one or more co-Security Registrars and one or more additional paying agents. The term “Security Registrar” includes any co-registrar and the term “paying agent” includes any additional paying agent. The Company may change any Security Registrar or paying agent without notice to the Securityholders. If the Company shall appoint one or more Security Registrars or paying agents for all or any series of the Securities, other than the Trustee, the Company shall provide written notice signed by its Chief Financial Officer, Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary and delivered to the Trustee of the name and address, and any change in the name or address, of such Security Registrar or paying agent.

The Company hereby initially designates the Corporate Trust Office of the Trustee as such office or agency of the Company for each series in accordance with this Section 4.02 hereof, unless another office or agency is designated prior to the time Securities of a series are first issued.

The Company initially appoints the Trustee as Security Registrar and paying agent for each series, unless another Security Registrar or paying agent, as the case may be, of the Company is appointed prior to the time Securities of a series are first issued.

Section 4.03 Paying Agents.

(a) If the Company shall appoint one or more paying agents for all or any series of the Securities, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(i) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Securities of that series (whether such sums have been paid to it by the Company or by any other obligor of such Securities) in trust for the benefit of the Persons entitled thereto;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Securities) to make any payment of the principal of (and premium, if any) or interest on the Securities of that series when the same shall be due and payable;

(iii) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(iv) that it will perform all other duties of paying agent as set forth in this Indenture.

(b) If the Company shall act as its own paying agent with respect to any series of the Securities, it will on or before each due date of the principal of (and premium, if any) or interest on Securities of that series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Securities of that series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Securities) to take such action. Whenever the Company shall have one or more paying agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

(c) Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.05, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

Section 4.04 Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.05 Compliance with Consolidation Provisions.

The Company will not, while any of the Securities remain Outstanding, merge or consolidate with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets, to any Person unless the provisions of Article 10 hereof are complied with.

Section 4.06 Limitation on Liens.

The Company shall not, nor shall it permit any Domestic Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property or on any shares of stock or indebtedness of any Domestic Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Domestic Subsidiary ranking equally with the Securities then existing or thereafter created) shall be secured equally and ratably with such Debt for so long as such Debt is so secured, except that the foregoing restrictions shall not apply to:

(a) Liens on property, shares of stock or indebtedness of or guaranteed by any Person existing at the time such Person becomes a Domestic Subsidiary;

(b) Liens on property existing at the time of acquisition thereof or to secure the payment of all or part of the purchase or construction price of property, or to secure Debt incurred or guaranteed for the purpose of financing all or part of the purchase or construction price of property or the cost of improvements on property, which Debt is incurred or guaranteed prior to, at the time of, or within 180 days after the later of such acquisition or completion of such improvements or construction or commencement of commercial operation of the property;

(c) Liens in favor of the Company or any Subsidiary;

(d) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition of the property of a Person as an entirety or substantially as an entirety by the Company or a Domestic Subsidiary;

(e) Liens on the Company’s property or that of a Domestic Subsidiary in favor of the U.S. or any State thereof, or any political subdivision thereof, or in favor of any other country, or any political subdivision thereof, or any department, agency or instrumentality of the foregoing, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control revenue bond, industrial revenue bond or similar financing);

(f) Liens imposed by law, for example mechanics’, workmen’s, repairmen’s or other similar Liens arising in the ordinary course of business;

(g) pledges or deposits under workmen’s compensation or similar legislation or in certain other circumstances;

(h) Liens in connection with legal proceedings;

(i) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, of which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(j) Liens consisting of restrictions on the use of real property that do not interfere materially with the property’s use;

(k) Liens existing on the date of this Indenture;

(l) Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities or Liens over cash accounts securing cash pooling arrangements;

(m) Liens securing all or part of the cost of exploring, producing, gathering, transporting, processing, marketing, drilling or developing any of the Company’s or the Company’s Domestic Subsidiaries’ properties, in each case incurred in the ordinary course of a Related Business, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such properties or improvements used in connection with such properties, in each case incurred in the ordinary course of a Related Business, or securing indebtedness incurred to provide funds therefor;

(n) Liens reserved in oil, gas or other mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(o) Liens pursuant to partnership agreements, oil, gas and other mineral leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, forward sale agreements, oil and gas delivery obligations, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing gas and gas condensate production of the extraction of products therefrom, in each case entered into in the ordinary course of business in a Related Business; and

(p) any refinancing, extension, renewal or replacement (or successive refinancings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in any of the foregoing clauses that does not increase the Debt secured by such Lien.

Notwithstanding the above, the Company may and any one or more of its Domestic Subsidiaries may, without securing the Securities, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions; provided that, after giving effect thereto, the aggregate amount of Debt which would otherwise be subject to the foregoing restrictions then outstanding (not including secured Debt permitted under the foregoing exceptions) plus Attributable Debt relating to sale and leaseback transactions restricted by the provisions of Section 4.07 hereof does not exceed 15% of the Company’s Consolidated Net Tangible Assets.

For the avoidance of doubt, (i) the sale or other transfer of any oil, gas or other minerals in place for a period of time until the purchaser shall realize therefrom a specified amount of money (however determined) or a specified amount of such oil, gas or other minerals; (ii) the sale or other transfer of any oil, gas or other minerals in an amount such that the purchaser shall realize therefrom a specified amount of money (however determined); (iii) the sale or other transfer of any other interest in property of a character commonly referred to as a “production payment”; (iv) any acquisition of any property or assets by the Company or its Domestic Subsidiaries that is subject to any reservation that creates or reserves for the seller an interest in any oil, gas, metals or other minerals in place or the proceeds from their sale; (v) any conveyance or assignment in which the Company or its Domestic Subsidiaries convey or assign an interest in any oil, gas, metals or other minerals in place or the proceeds from their sale; or (vi) any lien upon any of the Company’s or its Domestic Subsidiaries’ wholly or partially owned or leased property or assets, to secure the payment of the Company’s or its Domestic Subsidiaries’ proportionate part of the development or operating expenses in realizing the oil, gas, metal or other mineral resources of such property, shall not constitute the incurrence of Debt secured by a Lien.

If the Company shall hereafter be required to secure the Securities equally and ratably with any other Debt pursuant to this Section 4.06, (i) the Company shall promptly deliver to the Trustee an Officers’ Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the holders of the Securities so secured.

Section 4.07 Restrictions on Sale and Leaseback Transactions.

(a) The Company or any of its Domestic Subsidiaries shall not enter into a sale and leaseback transaction of any Principal Property (whether now owned or hereafter acquired), unless:

(i) the Company or such Domestic Subsidiary would be entitled under this Indenture to issue, assume or guarantee Debt secured by a Lien upon such Principal Property at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the Securities, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of Section 4.06; or

(ii) within 180 days, an amount in cash not less than the amount of the net proceeds from the sale of the Principal Property leased pursuant to the arrangement is applied to (x) the purchase of other property or assets or (y) the retirement of Funded Debt ranking pari passu with the Securities.

(b) The foregoing restrictions of Section 4.07(a) shall not apply to the following:

(i) a sale and leaseback transaction between the Company and a Domestic Subsidiary or between Domestic Subsidiaries, or that involves the taking back of a lease for a period of less than three years, or

(ii) if, at the time of the sale and leaseback transaction, after giving effect to the transaction, the aggregate amount of Attributable Debt relating to sale and leaseback transactions by the Company or any Domestic Subsidiary (other than transactions permitted by clauses (a) and (b)(i) of this Section 4.07) plus all outstanding secured Debt restricted by the provisions of Section 4.06 above, does not exceed 15% of the Company’s Consolidated Net Tangible Assets.

Section 4.08 Trustee’s Obligations with Respect to the Covenants.

The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants contained in this Article 4.

Section 4.09 Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each of the Company’s fiscal years, a certificate executed by its principal executive officer, principal financial officer or principal accounting officer, stating as to his or her knowledge the Company’s compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and that the Company is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing the nature and status of all such Defaults or Events of Default of which he or she may have knowledge).

ARTICLE 5

SECURITYHOLDERS LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Company to Furnish Trustee Names and Addresses of Securityholders.

The Company will furnish or cause to be furnished to the Trustee (a) on each regular record date (as defined in Section 2.03) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

Section 5.02 Preservation of Information; Communications with Securityholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b) The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities.

Section 5.03 Reports by the Company.

(a) The Company covenants and agrees to file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that so long as such filings by the Company are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, or any successor system, such filings shall be deemed to have been filed with the Trustee for purposes hereof without any further action required by the Company; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(d) The Company covenants and agrees to transmit by mail to the Securityholders (to the extent their respective names and addresses appear in the Security Register) or through the facilities of the Depositary, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; provided, that so long as such filings by the Company are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, or any successor system, such filings shall be deemed to have been transmitted for purposes hereof without any further action required by the Company.

Section 5.04 Reports by the Trustee.

(a) On or before                      in each year in which any of the Securities are Outstanding, the Trustee shall transmit by mail to the Securityholders (to the extent their respective names and addresses appear in the Security Register) or through the facilities of the Depositary a brief report dated as of the preceding                     , if and to the extent required under Section 313(a) of the Trust Indenture Act.

(b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission. The Company agrees to reasonably promptly notify the Trustee in writing when any Securities become listed on any stock exchange, and of any delisting thereof.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 6.01 Events of Default.

(a) Whenever used herein with respect to Securities of a particular series, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(i) the Company defaults in the payment of any installment of interest upon any of the Securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(ii) the Company defaults in the payment of the principal of (or premium, if any, on) any of the Securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series;

(iii) the Company fails to observe or perform any other of its covenants or agreements with respect to that series contained in this Indenture or otherwise established with respect to that series of Securities pursuant to Section 2.01 hereof (other than a covenant or agreement that has been expressly included in this Indenture specifically relating to, and solely for the benefit of, one or more series of Securities other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of all series affected by such failure at the time Outstanding;

(iv) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors;

(v) a court of competent jurisdiction enters an order under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company for all or substantially all of their respective property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; or

(vi) any other Event of Default provided for with respect to the Securities of such series in accordance with Section 2.01.

(b) If an Event of Default described in clauses (a)(i) or (a)(ii) of this Section 6.01 with respect to the Securities of any series then Outstanding hereunder occurs and is continuing, then, unless the principal of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by such Securityholders), may declare the principal of all the Securities of such series and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Securities of such series or established with respect to such series pursuant to Section 2.01 to the contrary.

If an Event of Default described in clauses (a)(iii) or (a)(vi) of this Section 6.01 with respect to Securities of one or more series then Outstanding hereunder occurs and is continuing, then, except with respect to any such affected series for which the principal of all the Securities thereof shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of all affected series then Outstanding (all such series voting together as a single class), by notice in writing to the Company (and to the Trustee if given by such Securityholders), may declare the principal of all the Securities then Outstanding of such series and interest accrued thereon, if any, to be due and payable immediately, and upon such declaration the same shall become immediately due and payable.

If an Event of Default described in clauses (a)(iv) or (a)(v) of this Section 6.01 with respect to Securities of one or more series then Outstanding hereunder occurs and is continuing, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all Outstanding Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Outstanding Securities. At any time after a declaration of acceleration with respect to Securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the Outstanding Securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to Securities of that series, have been cured or waived as provided in this Indenture.

(c) At any time after the principal of the Securities of any series shall have been declared due and payable as provided in Section 6.01(b), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities of such series then Outstanding (in the case of an Event of Default described in clauses (a)(i) or (a)(ii) of this Section 6.01, each such affected series voting as a separate class, and in the case of an Event of Default described in clauses (a)(iii), (a)(iv), (a)(v) or (a)(vi) of this Section 6.01, all such affected series voting together as a single class), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series and the principal of (and premium, if any, on) any and all Securities of such series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, applied to the Securities of each such series at the rate per annum expressed in the Securities of each such series, respectively, to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and (ii) any and all Events of Default under the Indenture with respect to such series, other than the nonpayment of principal on Securities of that series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06.

No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d) In case the Trustee shall have proceeded to enforce any right with respect to Securities of any such series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

Section 6.02 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Securities of a series, or any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, and such default shall have continued for a period of 30 days, or (ii) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the

Securities of that series, the whole amount that then shall have been become due and payable on all such Securities for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

(b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Securities of that series, wherever situated.

(c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities of such series allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.06.

(d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of that series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Securities of such series.

In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.03 Application of Moneys Collected.

Any moneys or property collected by the Trustee pursuant to this Article with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or property on account of principal (or premium, if any) or interest, upon presentation of the Securities of that series, and notation thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06;

SECOND: To the payment of all Senior Debt of the Company if and to the extent required by Article 14;

THIRD: To the payment of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively;

FOURTH: To the Company.

Section 6.04 Limitation on Suits.

No holder of any Security of any series shall have any right by virtue or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series specifying such Event of Default, as hereinbefore provided; (b) the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series (in the case of an Event of Default described in Section 6.01(a)(i) or Section 6.01(a)(ii), each such series voting as a separate class, and in the case of an Event of Default described in Section 6.01(a)(iii), Section 6.01(a)(iv), Section 6.01(a)(v) or Section 6.01(a)(vi), all affected series voting together as a single class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (c) such holder or holders shall have offered indemnity satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and (e) during such 60 day period, the holders of a majority in principal amount of the Securities of such series (voting as provided in clause (b) above) do not give the Trustee conflicting directions with the request.

Notwithstanding anything contained herein to the contrary, any other provisions of this Indenture, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, is absolute and unconditional and shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.05 Rights and Remedies Cumulative; Delay or Omission not Waiver.

(a) Except as otherwise provided in Section 2.07, all powers and remedies given by this Article to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

(b) No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 6.06 Control by Securityholders.

The holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected thereby (all such series voting together as a single class except with respect to an Event of Default described in Section 6.01(a)(i) or Section 6.01(a)(ii), in which case, each such affected series voting as a separate class), determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of Securities of any other series at the time Outstanding determined in accordance with Section 8.04. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed could involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected thereby (all such series voting together as a single class except with respect to an Event of Default described in Section 6.01(a)(i) or Section 6.01(a)(ii), in which case, each such affected series voting as a separate class), determined in accordance with Section 8.04, may on behalf of the holders of all of the Securities of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.01 with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Securities of any such series as and when the same shall become due by the terms of such Securities otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.01(c)). Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.07 Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Securities by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01 Certain Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing of all Events of Default with respect to the Securities of that series that may have occurred, shall undertake to perform with respect to the

Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived) and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:

(A) the duties and obligations of the Trustee shall with respect to the Securities of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Securityholders provided to the Trustee in accordance with Section 6.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of such series;

(iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is ground for believing that the repayment of such funds or liability is not assured to it under the terms of this Indenture or indemnity satisfactory to the Trustee against such risk is not assured to it; and

(v) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee shall be subject to the requirements of the Trust Indenture Act.

Section 7.02 Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company, by any two of the Chief Financial Officer, the Secretary, an Assistant Secretary, the Treasurer and an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d) subject to Section 7.01, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified in connection with the performance of its duties under this Indenture shall extend (i) to the Trustee, serving in any capacity hereunder, including without limitation, in the capacity of Security Registrar or paying agent, and (ii) to the Trustee’s officers, directors, agents and employees. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, discharge of this Indenture and final payment of the Securities;

(j) Any permissive right granted to the Trustee shall not be construed as a mandatory duty;

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(m) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Trustee not Responsible for Recitals or Issuance or Securities.

(a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

Section 7.04 May Hold Securities.

The Trustee, any Authenticating Agent, any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

Section 7.05 Moneys Held in Trust.

Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company in writing to pay thereon.

Section 7.06 Compensation and Reimbursement.

(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company, and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability, claim, damage or expense arising out of or in connection with the acceptance or administration of its duties, or the exercise or failure to exercise any of its rights or remedies, under this Indenture, including the costs and expenses of defending itself against any claim of liability, except any such loss, liability, claim, damage or expense as shall be determined to have been incurred by the Trustee’s own negligence or willful misconduct.

(b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities. The benefits of this Section 7.06 shall survive the termination of this Indenture.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 7.07 Reliance on Officers’ Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon reliance thereof.

Section 7.08 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 7.09 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation or national association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

Section 7.10 Resignation and Removal; Appointment of Successor.

(a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Securities of one or more series by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid (or, when the Securities are in the form of Global Securities, sending electronically pursuant to the applicable procedures of the Depositary), to the Securityholders (to the extent their respective names and addresses appear in the Security Register) or through the facilities of the Depositary. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Securities of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of such series, or any Securityholder of that series who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months;

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, unless the Trustee’s duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may at any time remove the Trustee with respect to such series by so notifying the Trustee and the Company and may appoint a successor Trustee for such series with the consent of the Company.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11. Notwithstanding replacement of the Trustee pursuant to this Section 7.10, the Company’s obligations under Section 7.06 will continue for the benefit of a retiring Trustee.

(e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 7.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor trustee with respect to all Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder; provided that all sums owing to the Trustee hereunder have been paid, and subject to the lien provided for in Section 7.06(b).

(b) In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates; provided that all sums owing to the Trustee with respect to the Securities or those series to which the appointment of such successor trustee relates have been paid, and subject to the lien provided for in Section 7.06(b).

(c) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(e) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail to the Securityholders (to the extent their respective names and addresses appear in the Security Register) or through the facilities of the Depositary. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 7.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.13 Preferential Collection of Claims Against the Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

Section 8.01 Evidence of Action by Securityholders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of one or more series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of such series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of the relevant series in person or by agent or proxy appointed in writing.

If the Company shall solicit from the Securityholders of one or more series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of the relevant series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of the relevant series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02 Proof of Execution by Securityholders.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b) The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

(c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 8.03 Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

Section 8.04 Certain Securities Owned by Company Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Securities of one or more series have concurred in any direction, consent or waiver under this Indenture, the Securities of such series that are owned by the Company or any other obligor on the Securities of that series or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Securities of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that a

Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05 Actions Binding on Future Securityholders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities of one or more series specified in this Indenture in connection with such action, any holder of a Security of any such series that is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities of one or more series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities of such series.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without the Consent of Securityholders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

(a) to cure any ambiguity, mistake, defect, or inconsistency herein, in the Securities of any series;

(b) to comply with Article 10;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d) to add to the covenants of the Company for the benefit of the holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(e) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Securities, as herein set forth;

(f) to make any change that does not adversely affect the rights of any Securityholder in any material respect;

(g) to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.01, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Securities, or to add to the rights of the holders of any series of Securities; or

(h) to amend or supplement any provision contained herein, which was required to be contained herein in order for this Indenture to be qualified under the Trust Indenture Act, if the Trust Indenture Act or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02 Supplemental Indentures With Consent of Securityholders.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Securities of all of the series affected by such supplemental indenture or indentures at the time Outstanding (all such series voting together as a single class), the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Security then Outstanding and affected thereby, (a) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, (b) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, or (c) make any change to the subordination terms of any Security of any series that would adversely affect the holders of the Securities of such series.

It shall not be necessary for the consent of the Securityholders of the series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.01, this Indenture shall, with respect to the relevant series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04 Securities Affected by Supplemental Indentures.

Following the execution, authentication and delivery of a supplemental indenture pursuant to the provisions of this Article or of Section 10.01, the Securities of any series affected thereby may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall determine that it is necessary or desirable, new Securities of such series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of that series then Outstanding.

Section 9.05 Execution of Supplemental Indentures.

Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, shall be provided with an Officers’ Certificate and Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit a notice, setting forth in general terms the substance of such supplemental indenture, by mail to the Securityholders (to the extent their respective names and addresses appear in the Security Register) or through the facilities of the Depositary. Any failure of the Trustee to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.06 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 10

SUCCESSOR CORPORATION

Section 10.01 Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not merge or consolidate with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, any Person, unless:

(a) the Company is the surviving Person or the successor Person (if other than the Company) is organized and validly existing under the laws of any U.S. domestic jurisdiction and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of all of the covenants, conditions and obligations of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.02 Successor Substitute.

Upon any merger or consolidation of the Company with or into, or any sale, conveyance, transfer or lease of all or substantially all of its properties and assets to, any Person in accordance with Section 10.01 above, the successor Person (if other than the Company) formed by such merger or consolidation or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities.

ARTICLE 11

DEFEASANCE AND DISCHARGE

Section 11.01 Discharge Of Company’s Obligations.

Except as otherwise provided in this Section 11.01, the Company may terminate its obligations under the Securities of any series and this Indenture with respect to the Securities of such series if:

(a) all Securities of such series previously authenticated and delivered (other than destroyed, lost or wrongfully taken Securities of such series that have been replaced or Securities of such series that are paid pursuant to Section 2.07 or Securities of such series for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 11.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(b) (i) the Securities of such series are scheduled to mature within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the holders of such Securities, money or Governmental Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment and after payment of all Federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of (and premium, if any) and interest on the Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by the Company hereunder, and (iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

With respect to the foregoing clause (a), only the Company’s obligations under Sections 7.06 and 11.05 in respect of the Securities of such series shall survive. With respect to the foregoing clause (b), only the Company’s obligations in Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03 and 7.10 in respect of the Securities of such series shall survive until such Securities of such series are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.06 and 11.05 in respect of the Securities of such series shall survive such satisfaction and discharge. After any such irrevocable deposit, the Trustee shall acknowledge in writing the discharge of the Company’s obligations under the Securities of such series and this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

Section 11.02 Legal Defeasance.

Except as provided below, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities of any series and the provisions of this Indenture (and the Trustee, at the expense of the Company, shall execute instruments in form and substance satisfactory to the Company and the Trustee acknowledging the same) if the following conditions shall have been satisfied:

(a) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the holders of the Securities of such series, for payment of the principal of (and premium, if any) and interest on the Securities of such series, money or

Governmental Obligations or a combination thereof sufficient (unless such funds consist solely of money), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all Federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of (and premium, if any) and interest on the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(d) the Company has delivered to the Trustee (i) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section 11.02 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above and based upon a change in law and (ii) an Opinion of Counsel, subject to customary assumptions and qualifications, to the effect that the holders of the Securities of such series have a valid security interest in the trust funds subject to no prior liens under the UCC; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 11.02 of the Securities of such series have been complied with.

The Company’s obligations in Sections 2.03, 2.05, 2.07, 4.01, 4.02, 4.03, 7.06, 7.10 and 11.05 with respect to the Securities of such series shall survive until such Securities are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.06 and 11.05 shall survive.

Section 11.03 Covenant Defeasance.

The Company may omit to comply with any term, provision or condition set forth in Sections 4.05, 4.06, 4.07 or 4.09 (or any other specific covenant relating to the Securities of any series provided for in a Board Resolution or supplemental indenture pursuant to Section 2.01 which may by its terms be defeased pursuant to this Section 11.03), and such omission shall be deemed not to be an Event of Default under clause (a)(iii) of Section 6.01, with respect to the outstanding Securities of such series if:

(a) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the holders of Securities of such series, for payment of the principal of (and premium, if any) and interest on the Securities of such series, money or Governmental Obligations or a combination thereof in an amount sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all Federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of (and premium, if any) and accrued interest on the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(d) the Company has delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and qualifications, to the effect that (i) the holders of the Securities of such series have a valid security interest in the trust funds subject to no prior liens under the UCC and (ii) such holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the covenant defeasance contemplated by this Section 11.03 of the Securities of such series have been complied with.

Section 11.04 Application of Trust Money.

Subject to Section 11.05, the Trustee or paying agent shall hold in trust money or Governmental Obligations deposited with it pursuant to Section 11.01, 11.02 or 11.03, as the case may be, in respect of the Securities of any series and shall apply the deposited money and the proceeds from deposited Governmental Obligations in accordance with the Securities of such series and this Indenture to the payment of principal of (and premium, if any) and interest on the Securities of such series; but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to Section 11.01, 11.02 or 11.03, as the case may be, or the principal and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Securityholders.

Section 11.05 Repayment to Company.

Subject to Sections 7.05, 7.06, 11.01, 11.02 and 11.03, the Trustee and the paying agent shall promptly pay to the Company upon request set forth in an Officers’ Certificate any money held by them at any time and not required to make payments hereunder and thereupon shall be relieved from all liability with respect to such money. Subject to applicable escheat or abandoned property laws, the Trustee and the paying agent shall pay to the Company upon written request any money held by them and required to make payments under this Indenture that remains unclaimed for two years; provided that the Trustee or such paying agent before being required to make any such payment to the Company shall, at the written request of the Company, including by e-mail, facsimile transmission or other similar electronic methods, cause to be published at the expense of the Company once in an Authorized Newspaper or send to each Securityholder entitled to such money at such Securityholder’s address (as set forth in the register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to such money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person, and all liability of the Trustee and such paying agent with respect to such money shall cease.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01 No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatsoever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01 Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 13.02 Actions by Successor.

Any act or proceeding which by any provision of this Indenture is authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

Section 13.03 Surrender of Company Powers.

The Company, by an instrument in writing executed by 2/3 (two-thirds) of its Board of Directors and delivered to the Trustee, may surrender any of the powers reserved to the Company under this Indenture, including any supplemental indenture hereto, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

Section 13.04 Notices.

(a) Any notice or demand authorized by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, delivered, re-mailed or telefaxed to: (a) the Company, at 333 North Central Avenue, Phoenix, Arizona, 85004-2189, Attention: Robert R. Boyce, Vice President & Treasurer, email: bboyce@fmi.com, Facsimile No.: 602-366-7321 or at such other address or email or facsimile number as may have been furnished in writing to the Trustee by the Company.

(b) to the Trustee, at U.S. Bank National Association, Global Corporate Trust Services, Houston Greenway Plz, 8 Greenway Plz Ste 1100 | EX-TX-CGW1, Houston, TX 77046-0892, Attention: Freeport-McMoRan Inc. Notes Administrator, email: Alejandro.Hoyos@usbank.com, or at such other address or email or facsimile number as may have been furnished in writing to the Company by the Trustee.

(c) All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by a digital signature provider as specified in writing in the future to Trustee by the authorized representative), in English. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.05 Notices to Securityholders; Waiver.

(a) Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided):

(i) if to Securityholders, if given in writing by first class mail, postage prepaid, to such Securityholders at their addresses as the same shall appear on the Security Register; provided, that in the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder; or

(ii) if a series of Securities has been issued in the form of one or more Global Securities through the Depositary, notice may be provided with respect to such series of Securities by delivery of such notice to the Depositary in accordance with its applicable procedures.

(b) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided, that all notices and communications delivered to the Trustee shall be deemed to have been duly given upon actual receipt by the Trustee. Any notices and communications delivered by facsimile transmission shall be deemed duly given when the receiver of such communications confirms receipt via telephone or other means acceptable to such receiver (automated response of receipt being acknowledged as not constituting confirmation of such receipt).

(c) If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee at the same time.

Section 13.06 Compliance with Applicable Anti-Terrorism and Money Laundering Regulations.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable AML Law.

Section 13.07 GOVERNING LAW.

THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT GIVING EFFECT TO ANY PROVISION THEREOF RELATING TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION).

Section 13.08 Compliance Certificates and Opinions.

(a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.09 Payments on Business Days.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officers’ Certificate or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

Section 13.10 Conflict with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Act, such mandatory requirement shall prevail, and all such mandatory requirements of the Trust Indenture Act are incorporated by reference in and made a part of this Indenture.

Section 13.11 Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Section 13.12 Separability.

In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.13 Assignment.

The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

Section 13.14 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 14

SUBORDINATION OF SECURITIES

Section 14.01 Subordination Terms.

The payment by the Company of the principal of, premium, if any, and interest on any series of Securities issued hereunder shall be subordinated to the extent set forth in an indenture supplemental hereto relating to such Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

FREEPORT-MCMORAN INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: